Exhibit 99.2

                                  AGREEMENT OF

                               LIMITED PARTNERSHIP

                                       OF

                             R, R, M & C GROUP, L.P.


                           DATED AS OF AUGUST 23, 2001


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                                TABLE OF CONTENTS

                                                                           Page

    RECITAL...................................................................1
    DEFINITIONS; CONSTRUCTION.................................................1
   Definitions................................................................1
   Construction...............................................................5
    FORMATION.................................................................5
   Continuation of the Partnership............................................5
   Name of the Partnership....................................................5
   Purpose of the Partnership.................................................5
   Principal Place of Business of the Partnership.............................6
   Duration of the Partnership................................................6
   Filing of Certificate, Etc.................................................6
    CAPITAL OF THE PARTNERSHIP................................................6
   General Partner's Capital Contribution.....................................6
   Limited Partner's Capital Contributions....................................6
   Additional Capital Contributions by Limited Partners.......................7
   No Interest on Capital Contributions.......................................7
   Limited Partner's Liability Limited to Capital.............................7
   Loans; Withdrawals.........................................................7
   Maintenance of Capital Accounts............................................7
   Negative Capital Accounts..................................................7
   Priority...................................................................7
   Admission of Additional Partners...........................................8
    MANAGEMENT OF THE PARTNERSHIP.............................................8
   General Authority and Powers of General Partner............................8
   Managing Partner...........................................................9
   No Management by Limited Partners..........................................9
   Restrictions on the Authority of the General Partner
   and the Managing Partner...................................................9
   Certain Rights of the Limited Partners.....................................9
   Liability of General Partner and Managing Partner;
   Indemnification...........................................................10
   Replacement Reserves......................................................10
   Activities of Partners....................................................10
    DISTRIBUTIONS AND ALLOCATIONS............................................10
   Net Cash Flow.............................................................10
   Distributions Upon Dissolution............................................10
   Allocation of Profits, Losses and Credits.................................11
   Special Allocation Provisions.............................................11
   Distributions In Kind.....................................................13
   Allocations to General Partners...........................................13
    TERMINATION AND DISSOLUTION OF THE PARTNERSHIP...........................13
   No Termination by Admission or Incapacity of
   Limited Partners..........................................................13
   Dissolution of the Partnership............................................13
   Termination of the Partnership............................................14

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   Continuation of Partnership Upon Certain Events...........................14
   Dissolution and Liquidation...............................................14
    WITHDRAWAL AND TRANSFER BY PARTNERS;
    DEFAULT BY GENERAL PARTNER...............................................15
   Voluntary Withdrawal or Assignment by
   General Partner; Removal..................................................15
   Involuntary Withdrawal and Assignment by
   General Partner...........................................................15
   Transfer or Withdrawal by Limited Partners................................15
   Transfer of an Interest Other Than in
   Compliance with this Agreement............................................16
    RECORDS AND ACCOUNTING...................................................17
   Books and Records.........................................................17
   Financial Statements......................................................17
   Bank Accounts.............................................................17
   Special Elections.........................................................17
   Tax Returns and Tax Treatment.............................................17
   Tax Matters Partner.......................................................18
   Partners Accountable as a Fiduciary.......................................19
   Right to an Account.......................................................19
   Partnership Property......................................................19
   Commingling of Assets.....................................................19
   Rights of the Partners to the Partnership's Assets........................19
    GENERAL PROVISIONS.......................................................19
   Accounting Terms..........................................................19
   Amendment and Modification................................................19
   Captions..................................................................20
   Counterpart Facsimile Execution...........................................20
   Counterparts..............................................................20
   Entire Agreement..........................................................20
   Schedule..................................................................20
   Failure or Delay..........................................................20
   Further Assurances........................................................20
   Governing Law.............................................................20
   Legal Fees................................................................20
   Notices...................................................................21
   Remedies Cumulative.......................................................21
   Severability..............................................................21
   Submission to Jurisdiction................................................21
   Successors and Assigns....................................................21
   Third-Party Beneficiary...................................................21


Schedules

Schedule A - Partners

Schedule B - Contributed Property


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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             R, R, M & C GROUP, L.P.


         This Agreement of Limited Partnership is made as of August 23, 2001, among R, R, M & C Management Corporation and those persons set forth on Schedule A as the Limited Partners.

                                     RECITAL

         The Partnership was formed as a limited partnership as of August 23, 2001, under the name "R, R, M & C Group, L.P." pursuant to the laws of the State of Missouri (the "Partnership"). The original general partner of the Partnership was R, R, M & C Management Corporation, and the original Limited Partners were Marilyn Sands, Richard Sands, Robert Sands and CWC Partnership-I.

                                    AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties agree as follows:

                                   ARTICLE I.
                            DEFINITIONS; CONSTRUCTION

         1.1 Definitions. For purposes of this Agreement, unless the context clearly indicates otherwise, the following capitalized terms have the following meanings:

                  "Act" means the Missouri Revised Uniform Limited Partnership Act.

                  "Affiliate" means (a) any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined, (b) any Person who is a director or officer of any Person described in (a) above, or who is the beneficial owner of at least 5% of the voting stock of such Person, or (c) any partner (general or limited) of the party for whom an affiliate is being determined. For purposes hereof, control of a Person means the power, direct or indirect, to (i) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise and either alone or in conjunction with others.

                  "Agreement" means this Agreement of Limited Partnership, including all Exhibits and Schedules hereto.

                  "Applicable Law" means any law, rule, regulation, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

                  "Bankruptcy Code" means 11 U.S.C.ss.1 et seq.

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                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States or the State of Missouri.

                  "Capital Account" means, with respect to any Partner, the capital account maintained by the Partnership for each Partner in accordance herewith and with Treasury Regulation ss.1.704-1(b)(2)(iv).

                  "Capital Contribution" means, with respect to a Partner, the total amount of cash and the agreed fair market value of other property, the use of property, services rendered, a promissory note or other binding obligation to contribute cash or property or perform services or any other valuable consideration, if any, contributed or agreed to be contributed to the Partnership by such Partner in accordance with this Agreement.

                  "Certificate" means the Certificate of Limited Partnership of the Partnership as amended and in effect from time to time, to be duly filed, as herein required, in accordance with the laws of the State of Missouri.

                  "Code" means the Internal Revenue Code of 1986.

                  "Contributed Property" means that property listed on Schedule
B.

                  "Debt" of a Person means any item required to be recognized as a debt for income tax purposes by said Code.

                  "Event of Bankruptcy" with respect to any Person means (a) the entry of a decree or order by a court of competent jurisdiction adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking adjustment or composition of or in respect of such Person under any federal, state or foreign law relating to bankruptcy or insolvency, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of all or a substantial part of the property of such Person, ordering the winding up or liquidation of the affairs of such Person, which decree or order remains unstayed and in effect for a period of 60 consecutive days, (b) the institution by such Person of proceedings to be adjudged a bankrupt or insolvent, or the consent by such Person to the institution of bankruptcy or insolvency proceedings against him, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other Applicable Law or the consent by such Person to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of all or a substantial part of the property of such Person, or (c) that a custodian, other than a trustee, receiver, or agent appointed or authorized to take charge of less than substantially all of the Person's property for the purpose of enforcing an encumbrance against such property, was appointed or took possession of the property of such Person in furtherance of any such appointment or taking of possession.

                  "Event of Dissolution" means the retirement, resignation, complete liquidation or dissolution, Event of Bankruptcy, death, adjudication of insanity, or incapacity of any Partner.

                  "Fiscal Year" means the calendar year.


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                  "General Partner" means individually each of, and collectively all of R, R, M & C Management Corporation, and any and all Persons who become successor general partners as provided herein, in each such Person's capacity as a general partner in the Partnership, provided that in the event that more than one general partner then exists, any action required to be taken by the General Partner, except as otherwise specifically provided herein, is to be determined by the consent of a Majority-in-Interest of the General Partners.

                  "Interest" means the interest of a Partner in the Profits, Losses, Capital Accounts, deductions and credits of, and the right to receive distributions from, the Partnership, in addition to the right to exercise all approval and other rights of a Partner as set forth herein. Any specific reference herein to an Interest of a General Partner or a Limited Partner means the Interest of such Partner in its capacity as a General or Limited Partner, as the case may be.

                  "IRS" means the Internal Revenue Service of the U.S. Department of Treasury, or any successor thereto.

                  "Limited Partner" means any of those Persons designated as such on Schedule A, and any and all Persons who become Substitute Limited Partners as provided herein, in each such Person's capacity as a Limited Partner in the Partnership.

                  "Liquidating Partner" has the meaning set forth in Section 6.5(a).

                  "Liquidation" has the meaning ascribed to it in Treasury Regulation ss.1.704-1(b)(2)(ii)(g) as it applies to the Partnership.

                  "Majority-in-Interest of General Partners" means General Partners owning at least 51% of the Interests held by all General Partners at the time of determination.

                  "Majority-in-Interest of Limited Partners" means Limited Partners owning at least 51% of the Interests held by all Limited Partners at the time of determination.

                  "Managing Partner" has the meaning set forth in Section 4.2.

                  "Minimum Gain Chargeback" has the meaning ascribed to it in Treasury Regulation ss.1.704-2(b)(2).

                  "Negative Capital Account" means, as to a Partner as of the relevant point in time, the amount of the deficit balance in such Partner's Capital Account.

                  "Nonrecourse Deductions" has the meaning ascribed to it in Treasury Regulation ss.1.704-2(b)(1).

                  "Nonrecourse Liability" has the meaning ascribed to it in Treasury Regulation ss.1.704-2(b)(3).

                  "Party" means a Person named as entering into this Agreement.


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                  "Partner" means a partner in the Partnership, whether a
General Partner or a Limited Partner.

                  "Partnership" has the meaning set forth in the Recital.

                  "Partnership Minimum Gain" has the meaning ascribed to it in Treasury Regulation ss.1.704-2(b)(2) and as computed pursuant to Treasury Regulation ss.1.704-2(d).

                  "Percentage Interest" means the percentage of the total Interests in the Partnership represented by an Interest, as adjusted from time to time.

                  "Person" means any natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company or other organization irrespective of whether it is a legal entity, and any Governmental Authority.

                  "Positive Capital Account" means, as to a Partner as of the relevant point in time, the amount of the balance in excess of zero in such Partner's Capital Account.

                  "Prime Rate" means the highest rate published from time to time as the "Prime Rate" in The Wall Street Journal.

                  "Profits" or "Losses" means, with respect to any Fiscal Year, an amount equal to the Partnership's taxable income or loss for such year determined pursuant to Code ss.703(a) adjusted to: (a) include income exempt from federal income tax (and not otherwise taken into account in computing Profits and Losses), (b) include Partnership expenditures described in Code ss.705(a)(2)(B) or treated as such pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(i) (and not otherwise taken into account in computing Profits or Losses) and (c) take into account any adjustments to depreciation for such Fiscal Year.

                  "Qualified Income Offset" has the meaning ascribed to it in Treasury Regulation ss.1.704-1(b)(2)(ii)(d).

                  "Representative" means the executor, administrator, guardian, trustee or other personal representative of a Partner.

                  "Retiring General Partner" has the meaning set forth in
Section 7.2.

                  "Substitute Limited Partner" has the meaning set forth in
Section 7.3.

                  "Tax Matters Partner" has the meaning ascribed to it in Code ss.6231(a)(7).

                  "Treasury Regulation" means those regulations promulgated by the U.S. Department of the Treasury pursuant to authority of the Code or any revenue law of the United States.

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         1.2 Construction. Unless the context of this Agreement clearly requires otherwise:


                  (a) references to the plural include the singular and vice versa;

                  (b) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

                  (c) references to one gender include all genders;

                  (d) "including" is not limiting;

                  (e) "or" has the inclusive meaning represented by the phrase "and/or";

                  (f) the words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

                  (g) article, section, subsection and Schedule references are to this Agreement unless otherwise specified;

                  (h) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and

                  (i) references to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment will not, to the maximum extent permitted by Applicable Law, form part of this Agreement and is to be disregarded for purposes of the construction and interpretation hereof.

                                   ARTICLE II
                                    FORMATION

         2.1 Continuation of the Partnership. The Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act.

         2.2 Name of the Partnership. The name of the Partnership is "R, R, M & C Group, L.P." The business of the Partnership may be conducted under any other name deemed necessary or desirable by the Managing Partner.

         2.3 Purpose of the Partnership. The purpose of the Partnership is to own, manage, purchase, invest in or reinvest in, sell, finance, mortgage, encumber, and otherwise transact, directly or indirectly, in real estate, common or preferred stocks, options, bond and debentures of United States or foreign corporations or governmental entities, deeds of trust, mortgages, notes, shares or participations in any common fund, mutual fund, money market fund or other securities, investments and property and to engage in any and all activities related or incidental thereto, or such other business as may be agreed upon by the Partners. The Partnership may

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make purchases and sales, outright or financed, by way of short sales, puts, calls, straddles, and sales against the box, on margin or otherwise, covered or uncovered; and for the purpose of enabling the Partners to exercise the powers granted under this Section 2.3, to maintain and operate margin accounts, discretionary accounts, or any other type of brokerage accounts, and to pledge or mortgage partnership assets as security for loans or advances made to the Partnership in conjunction with any transaction permitted under this Section
2.3. Such business may be conducted through direct ownership or through indirect ownership by investing in other entities, including other limited partnerships, which own, manage, purchase, invest in or reinvest in, sell, mortgage, encumber or otherwise transact in real estate, property, investments and securities.

         2.4 Principal Place of Business of the Partnership. The Partnership's principal business address is c/o 500 North Broadway, Suite 2000, St. Louis, Missouri 63102. The Partnership may have such additional places of business and offices as deemed appropriate by the Managing Partner in its sole discretion.

         2.5 Duration of the Partnership. The term of the Partnership commenced with the filing of the Certificate under the Act and continues until December 31, 2051, unless sooner dissolved and terminated as herein provided.

         2.6 Filing of Certificate, Etc. The Managing Partner is to file any necessary amendments to the Certificate and other filings and will do all things requisite to the maintenance of the Partnership as a limited partnership under Applicable Law and as a partnership for federal income tax purposes. In addition, each corporate General Partner will register and be qualified to do business as a foreign corporation in each jurisdiction in which the Partnership conducts business (including Missouri if such corporate General Partner is not incorporated under the laws of the State of Missouri), and will maintain such qualification as long as such General Partner remains a partner in the Partnership or as long as the Partnership conducts business in such jurisdiction, whichever period is shorter.

                                  ARTICLE III
                           CAPITAL OF THE PARTNERSHIP

         3.1 General Partner's Capital Contribution. Each General Partner will contribute to the capital of the Partnership that amount of money or property described next to its name in Schedule A under the column "Capital Contribution" and described in Schedule B. Each General Partner is to make such Capital Contribution to the Partnership on the date set forth in Schedule A. The Partners agree that the fair market value of the respective General Partner's Interest is the amount set forth next to the respective General Partner's name in Schedule A under the column "Fair Market Value" and that each General Partner's Capital Account has an initial value equal to the fair market value indicated therein.

         3.2 Limited Partner's Capital Contributions. Each Limited Partner will contribute to the capital of the Partnership that amount of money or that property set forth next to its name in Schedule A under the column "Capital Contribution" and described in Schedule B. Each Limited Partner is to make such Capital Contribution to the Partnership on the date set forth in Schedule A. The Partners agree that the fair market value of the property contributed as of the date of this Agreement is the amount set forth next to the respective Limited Partner's name in

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Schedule A under the column "Fair Market Value" and that each Limited Partner's
Capital Account has an initial value equal to the fair market value indicated therein.

         3.3 Additional Capital Contributions by Limited Partners. The Limited Partners will not be required to make contributions to the Partnership in excess of the amounts set forth in Sections 3.2 and 3.7.

         3.4 No Interest on Capital Contributions. No interest will be paid by the Partnership to any Partner on any contribution to Partnership capital, whether or not such contribution is in excess of the amount of capital which such Partner agreed to contribute to the Partnership.

         3.5 Limited Partner's Liability Limited to Capital. The liability of each Limited Partner for the Partnership's Debt is limited to the amount of the Capital Contribution which each Limited Partner is required to make or has made in accordance with the provisions of this Agreement, and none of the Limited Partners is personally liable for any obligations of the Partnership in excess of such amounts.

         3.6 Loans; Withdrawals. Partners or their Affiliates may make loans to the Partnership on such terms as determined by the Managing Partner. Loans to the Partnership by any Partner are not contributions to the capital of the Partnership. A Partner is not entitled to withdraw any part of his Capital Account or to receive any distribution from the Partnership except as provided in this Agreement. No Partner has the right to demand or receive property other than cash for his Interest.

         3.7 Maintenance of Capital Accounts. A Partner who has more than one Interest will have a single Capital Account that reflects all such Interests, regardless of the class of Interest owned by such Partner and regardless of the time or manner in which such Interests were acquired. The determination and maintenance of the Capital Accounts is to be effected by the Managing Partner in its reasonably exercised discretion, applying principles consistent with this Agreement and the final regulations promulgated under Code ss.704, including Treasury Regulation ss.1.704-1(b)(2)(iv) and other Applicable Law, in order to assure that all allocations herein have substantial economic effect for federal income tax purposes. In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee succeeds to the Capital Account of the transferor to the extent such Capital Account relates to the transferred Interest.

         3.8 Negative Capital Accounts. The Limited Partners are not required to pay to the Partnership their Negative Capital Account upon dissolution or otherwise, except as may be otherwise provided by Applicable Law with regard to third-party creditors of the Partnership and except as set forth in Section 3.5. The General Partner is not personally liable for the repayment of the Capital Contribution of any Limited Partner, or any portion thereof, it being expressly understood that any such repayment will be made solely from Partnership assets; nor is the General Partner required to pay to the Partnership or the Limited Partners any deficit in any Limited Partner's Capital Account upon dissolution or otherwise.

         3.9 Priority. No Limited Partner is entitled to any priority over any other Limited Partner in regard to the affairs of the Partnership.

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         3.10 Admission of Additional Partners. Except as set forth herein, the
Partnership will not admit any Person to the Partnership as a General Partner or a Limited Partner.

                                   ARTICLE IV
                          MANAGEMENT OF THE PARTNERSHIP

         4.1 General Authority and Powers of General Partner. Subject to the terms and conditions of this Agreement, the General Partner has complete authority over and exclusive control and management of the business and affairs of the Partnership and will devote such time to the Partnership as may be reasonably required for the achievement of the Partnership's purposes. In connection with such management, the General Partner may employ on behalf of the Partnership any other Person to perform services for the Partnership, including Affiliates of any Partner. Except as expressly provided in this Agreement, the General Partner will receive no compensation for services rendered to the Partnership. Without limiting the authority and powers of the General Partner, the General Partner has the right, if, as and when it deems necessary or appropriate, on behalf of the Partnership, subject only to the terms and conditions of this Agreement:

                  (a) to sell, convey, assign, lease, exchange, or otherwise dispose of the Partnership's property, and any interests therein;

                  (b) to borrow money and issue evidences of indebtedness and to secure the same by mortgage, deed of trust, pledge or other encumbrance;

                  (c) to enter into and perform contractual obligations of any kind necessary or desirable to the Partnership's business;

                  (d) to take such action and execute such documents as may be required in connection with any mortgage, note, construction contract, bond, indemnity, security agreement, escrow, or bank letter of credit which may be required in connection with Debt incurred by the Partnership;

                  (e) to establish reasonable reserve funds from revenues derived from Partnership operations to provide for future requirements of the Partnership's business;

                  (f) to do all acts which it deems necessary or appropriate for the protection and preservation of the Partnership's assets;

                  (g) to carry at the expense of the Partnership such insurance for public liability and other coverage necessary or appropriate to the business of the Partnership in such amounts and of such types as the General Partner determines from time to time;

                  (h) to make and revoke any election permitted to the Partnership by any governmental authority;

                  (i) to compromise, settle, or submit to arbitration, and to institute, prosecute, and defend any and all actions or claims in favor of or against the Partnership or relating to the Partnership's business;

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                  (j) to employ or otherwise retain brokers, managers,
accountants, lawyers, consultants, investment managers, and other expert advisors;

                  (k) to obtain all permits necessary for the operation of the Partnership's business and the ownership of its assets; and

                  (l) generally to possess and exercise any and all of the rights, powers, and privileges of a general partner under the laws of the State of Missouri.

         4.2 Managing Partner. The Managing Partner will manage the day-to-day operations of the Partnership and will exercise those duties specifically assigned to the Managing Partner herein. The initial Managing Partner is R, R, M & C Management Corporation. Any Managing Partner shall occupy such position until it resigns as a Managing Partner, is removed by the other General Partners or until the occurrence of an Event of Dissolution with respect to it, whichever first occurs. Upon such resignation, removal or Event of Dissolution of the last Managing Partner, the remaining General Partners are to appoint a successor Managing Partner.

         4.3 No Management by Limited Partners. The Limited Partners will take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Partnership's business and operations, and have no right or authority to act for or bind the Partnership in any manner.

         4.4 Restrictions on the Authority of the General Partner and the Managing Partner. Notwithstanding any other provision of this Agreement, the General Partner and the Managing Partner may not:

                  (a) do any act materially in contravention of this Agreement or which would make it impossible to carry on the business of the Partnership;

                  (b) possess any property of the Partnership, or assign the rights of the Partnership in specific property, for other than a Partnership purpose;

                  (c) admit a Person as a Partner except as provided in this Agreement;

                  (d) perform any act which would subject any Limited Partner to liability as a general partner in any jurisdiction; or

                  (e) amend this Agreement, without the consent of each Limited Partner who would be adversely affected by such amendment, to: (i) convert a Limited Partner into a general partner, (ii) adversely affect the limited liability of a Limited Partner, or (iii) adversely affect the status of the Partnership as a partnership for federal income tax purposes.

         4.5 Certain Rights of the Limited Partners. The Limited Partners, in addition to the other rights provided for in this Agreement, by vote of a Majority-in-Interest of Limited Partners, have the right to continue the business of the Partnership with a substitute General Partner as provided in
Section 6.4(b).

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         4.6 Liability of General Partner and Managing Partner; Indemnification.
Except as to any loss or damage as a result of any misrepresentation or the breach of any agreement or covenant contained in this Agreement, the General Partner and the Managing Partner are not liable, responsible or accountable to the Partnership or to the Limited Partners for any loss in connection with the Partnership's business if the General Partner or the Managing Partner, as the case may be, acts or omits to act, in good faith and in its fiduciary capacity. The Partnership (but not the Limited Partners) will indemnify and hold harmless the General Partner and the Managing Partner from any loss, damage or liability due to, or arising out of, any act performed by the General Partner or the Managing Partner in good faith and in its fiduciary capacity within the scope of the authority conferred upon it by this Agreement.

         4.7 Replacement Reserves. The General Partner may establish and maintain a separate reserve fund or funds from revenues derived from Partnership operations for the Partnership's business.

         4.8 Activities of Partners. It is understood that the General Partner and Managing Partner are and will be engaged in other interests and occupations unrelated to the Partnership. Therefore, the General Partner and Managing Partner are required to devote only such of their time as they, in their sole discretion, deem necessary to the affairs of the Partnership. Nothing herein relieves either the General Partner or the Managing Partner of any of its fiduciary obligations with respect to the management of the Partnership or any duty under Section 4.1. Any Partner may engage in and have an interest in other business ventures of every nature and description, independently or with others. Neither the Partnership nor any other Partner has any right by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, whether or not such venture was presented to such Partner as a direct or indirect result of its connection with the Partnership.

                                   ARTICLE V
                          DISTRIBUTIONS AND ALLOCATIONS

         5.1 Net Cash Flow. Net cash flow is to be distributed at such times and in such amounts as the Managing Partner in its sole discretion deems appropriate. Any such distributions are to go to the Limited Partners and to the General Partner in proportion to their Percentage Interests.

         5.2 Distributions Upon Dissolution. Subject to the Act, upon dissolution and termination of the Partnership, the assets of the Partnership (or the proceeds of sales or other dispositions in liquidation of the assets of the Partnership as may be determined by the General Partner or the Liquidating Partner, as the case may be), are to be distributed to the Partners in the priority set forth as follows:

                  (a) first, to discharge or to make adequate provision for (to the extent required by any lender or creditor) Debts and obligations of the Partnership (other than Debts and obligations of the Partnership to the Partners), and the payment of the expenses of liquidation;

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

                  (b) second, to fund reserves which the General Partner or the Liquidating Partner, as the case may be, deems reasonably necessary for any contingent or unforeseen Debt of the Partnership;

                  (c) third, to discharge or make adequate provision for Debts and obligations of the Partnership to the Partners; and

                  (d) fourth, to all Partners to the extent of and in proportion to their Positive Capital Accounts after taking into account all Capital Account adjustments for the Partnership's taxable year during which the dissolution and termination of the Partnership occurred.

Upon a Liquidation, the distribution under Section 5.2(d) must be made by the later of (i) the end of the Partnership's taxable year in which the Liquidation occurred, or (ii) 90 days after the date of such Liquidation.

         5.3 Allocation of Profits, Losses and Credits. All Profits, Losses and credits of the Partnership are to be allocated to the Partners in proportion to their Percentage Interests.

         5.4 Special Allocation Provisions.

                  (a) Interim Allocations. All Profits and Losses under Section
5.3 are to be allocated, and all distributions under this Article are to be made, as the case may be, to the Persons shown on the records of the Partnership to have been Partners as of the day on which such allocation or distribution is to be made. However, if during a Fiscal Year, any Person is admitted as a Partner pursuant to the terms hereof, the Partnership will adopt the "interim closing of the books" (as defined in applicable Treasury Regulations) method of allocating Partnership Profits, Losses and distributions, in accordance with a semi-monthly convention as follows. If Partners are admitted to the Partnership
(i) prior to the 16th day of a calendar month, the Partnership will close its books as of the end of the last day of the month prior to the month of admission and the newly admitted Partners will share in Profits, Losses and distributions of the Partnership from the first day of the month of admission, or (ii) on or after the 16th day of a calendar month, the Partnership will close its books as of the end of the 15th day of the month of admission and the newly admitted Partners will share in Profits, Losses and distributions of the Partnership from the 16th day of such month. If during a taxable year a Partner sells, exchanges or otherwise disposes of all or any portion of his Interest to any Person pursuant to the terms hereof and if such disposition of Interest occurs (A) prior to the 16th day of a calendar month, the Partnership will close its books as of the end of the last day of the month prior to the month of disposition and such transferee will share in Profits, Losses and distributions of the Partnership from the first day of the month of assignment, or (B) on or after the 16th day of a calendar month, the Partnership will close its books as of the end of the 15th day of the month of disposition and such transferee will share in Profits, Losses and distributions of the Partnership from the 16th day of such month.

                  (b) Effect of Revaluation of Property. Notwithstanding anything to the contrary in this Article, the Managing Partner may, in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(f), increase or decrease the Partners' Capital Accounts to reflect a revaluation of the Partnership's property. In the event of any such increase or decrease, the Partners' distributive shares of depreciation, amortization and gain or loss with respect to such revalued property, and adjustments to Partners' Capital Accounts, are to be determined so as to take account of the variation between the adjusted tax basis and the book value of the property in the same manner as under Code ss.704(c) and Treasury Regulation ss.1.704-1(b)(2)(iv)(f) and ss.1.704-1(b)(2)(iv)(g).

                  (c) Code ss.754 Election. To the extent an election is made under Code ss.754 and an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code ss.ss. 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts is to be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss is to be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

                  (d) Modifications. To assure compliance with the final and temporary Treasury Regulations under Code ss.704, the Managing Partner may modify the manner in which the Capital Accounts, and any increases and decreases thereto, are computed without requiring any amendment to this Agreement or approval of the other Partners, provided that such modification is not likely to have a material adverse effect on amounts distributable to any Partner upon the dissolution and termination of the Partnership. The Managing Partner may make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Code ss.704 and Applicable Law related thereto.

                  (e) Qualified Income Offset. If an allocation of Losses creates a Negative Capital Account (or increases the deficit of such Negative Capital Account) of any Partner, such Partner is to be allocated Profits as a Qualified Income Offset in an amount and manner sufficient to eliminate such Negative Capital Account as quickly as possible, all in a manner consistent with Treasury Regulation ss.1.704-1(b)(2)(ii)(d).

                  (f) Contributed Property. Notwithstanding anything herein to the contrary, income, gain, loss and deductions with respect to property, including Contributed Property, contributed to the Partnership is to be allocated among the contributing Partners in accordance with Code ss.704(c), Treasury Regulation ss.1.704-3 and related Applicable Law, so as to take account of the variation between the income tax basis of the Contributed Property to the Partnership and its fair market value at the time of its contribution to the Partnership.

                  (g) Nonrecourse Liabilities.

                           (i) Beginning in the first taxable year of the
Partnership that the Partnership has Nonrecourse Deductions and thereafter throughout the full term of the Partnership, Nonrecourse Deductions are to be allocated in a manner consistent with Treasury Regulations ss.1.704-2(e)(2) and ss.1.704-2(i) and other Applicable Law so that Nonrecourse Deductions and any other deductions or losses attributable to a liability owed by the Partnership to Person other than Partner and for which no Partner bears the economic risk of loss (within the meaning of Treasury Regulation ss.1.752-2) are specially allocated to the Partners in accordance with Percentage Interests at the end of the applicable Fiscal Year.

                           (ii) Beginning in the first taxable year of the
Partnership that the Partnership has Nonrecourse Deductions or makes a distribution of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, and thereafter throughout the full term of the Company, there is to be a Minimum Gain Chargeback, all in a manner consistent with Treasury Regulations ss.1.704-2(e)(3) and ss.1.704-2(f) and other Applicable Law so that, if there is a net decrease in Partnership Minimum Gain for a Company taxable year, each Partner is allocated items of Profits for that year equal to that Partner's share of the net decrease in Partnership Minimum Gain consistent with the Minimum Gain Chargeback requirement of Applicable Law.

         5.5 Distributions In Kind. If any assets of the Partnership are to be distributed in kind (other than a distribution which is a liquidating distribution to a retired Partner), each Partner receives such interest therein as a tenant-in-common with all other Partners so entitled in the same proportions as they would have shared in a cash distribution equal to the value of such property at the time of such distribution. Any difference between the fair market value and the amount at which such assets are carried on the books of the Partnership is to be recorded as Partnership Profit or Loss, as the case may be, and allocated to each Partner's Capital Account as required by Treasury Regulation ss.1.704-1(b)(2)(iv)(e) and to the extent applicable Code ss.704(c) and applicable Treasury Regulations. Such assets are to be distributed on the basis of the fair market value thereof. The fair market values of such assets are to be determined by an appraiser to be selected by the General Partner or the Liquidating Partner, as the case may be.

         5.6 Allocations to General Partners. To the extent, if any, required by Rev. Proc. 89-12, the interest of the General Partner in each material item of Partnership income, gain, loss, deduction, and credit shall be at least 1% of each such item.

                                   ARTICLE VI
                           TERMINATION AND DISSOLUTION
                               OF THE PARTNERSHIP

         6.1 No Termination by Admission or Incapacity of Limited Partners. Neither the admission to the Partnership of any additional Limited Partner, nor the transfer of an Interest by or an Event of Dissolution with respect to any Limited Partner, results in the termination or dissolution of the Partnership or affects its continuance in any manner whatsoever. Upon an Event of Dissolution of a Limited Partner, the Limited Partner with respect to whom such event occurred (the "Retiring Limited Partner") forthwith ceases to have any rights or powers of a Limited Partner pursuant to this Agreement and shall be an assignee with only those rights described in Section 7.4 hereof, provided however, upon the death, insanity or incapacity of a Limited Partner, the Representative (if applicable) of the Retiring Limited Partner has the same rights as the Retiring Limited Partner for the purpose of settling his estate or business and is subject to the same limitations, conditions and liabilities as applied to the Limited Partner whose Interest he is representing; provided further however, that, upon the death, insanity or incapacity of a Limited Partner, the successor-in-interest to such Limited Partner may become a substitute Limited Partner in accordance with the requirements of Section 7.3.

         6.2 Dissolution of the Partnership. The Partnership is dissolved upon the occurrence of an Event of Dissolution with respect to any General Partner.

         6.3 Termination of the Partnership. The Partnership is terminated upon the happening of any of the following events, whichever first occurs:

                  (a) the occurrence of an Event of Dissolution with respect to a General Partner, but only if the Partnership is not continued in accordance with the provisions of Section 6.4;

                  (b) the written agreement of the General Partner and a Majority-in-Interest of Limited Partners; or

                  (c) the expiration of the term provided for in Section 2.5.

         6.4 Continuation of Partnership Upon Certain Events.

                  (a) Upon the occurrence of any Event of Dissolution with respect to less than all the General Partners, the remaining General Partners will continue the business of the Partnership in accordance with the terms of this Agreement. In such an event, the Partnership is not terminated. Notwithstanding the above, the business of the Partnership may not be so continued if in the opinion of counsel to the Partnership (which opinion may or may not be in writing) such continuation would result in the Partnership being classified for federal income tax purposes as an association taxable as a corporation and not as a partnership.

                  (b) Upon the occurrence of any Event of Dissolution with respect to all the then General Partners, the Limited Partners have the right, if a Majority-in-Interest of them so elect, to continue the business of the Partnership in accordance with the terms of this Agreement upon the selection by such Limited Partners within 90 days of such occurrence of a new General Partner and upon such new General Partner executing this Agreement or an amendment hereto and agreeing to be bound by all of the terms and provisions hereof. In such an event, the Partnership is not terminated. Notwithstanding the above, the business of the Partnership may not be so continued if in the opinion of counsel to the Partnership (which opinion may or may not be in writing) such continuation would result in the Partnership being classified for federal income tax purposes as an association taxable as a corporation and not as a partnership. If the Limited Partners do not elect to so continue the business of the Partnership, the Partnership is terminated and is to be dissolved as set forth in Section 6.5.

         6.5 Dissolution and Liquidation.

                  (a) Upon any termination of the Partnership, and absent any continuation of the Partnership pursuant to Section 6.4, the Partnership is to be dissolved and its affairs wound up as soon as practicable thereafter by the remaining General Partner or, if there is no General Partner then remaining, by such other Person designated by a Majority-in-Interest of Limited Partners (the "Liquidating Partner"). In winding up the affairs of the Partnership, the Liquidating Partner is to proceed to liquidate the assets of the Partnership in such manner as it determines (including the sale of such assets), allowing a reasonable time therefor to enable the Liquidating Partner to minimize losses upon a liquidation.

                  (b) Upon the termination and dissolution of the Partnership and liquidation of its assets, the proceeds are to be applied and distributed in the manner and order provided in Section 5.2.

                                  ARTICLE VII
                      WITHDRAWAL AND TRANSFER BY PARTNERS;
                           DEFAULT BY GENERAL PARTNER

         7.1 Voluntary Withdrawal or Assignment by General Partner; Removal. No General Partner may voluntarily resign or withdraw as a general partner from the Partnership, or at any time assign, transfer or otherwise dispose of all or any part of its Interest, unless: (a) the Majority-in-Interest of the other General Partners (specifically excluding the General Partner who is the subject of the action) at the time of determination, have consented, (b) such General Partner has provided an additional or successor General Partner satisfactory to the Majority-in-Interest of the other General Partners, and (c) the Partnership has received an opinion of its counsel (which opinion may or may not be in writing) to the effect that such resignation, withdrawal, assignment, or transfer would not subject the Partnership to federal income taxation as an association taxable as a corporation and not as a partnership, and would not cause a termination of the Partnership for federal income tax purposes. The Limited Partners do not have the right to remove a General Partner as the general partner of the Partnership; however, this does not preclude the Partnership from enforcing
Section 7.2.

         7.2 Involuntary Withdrawal and Assignment by General Partner. Upon the occurrence of an Event of Dissolution of a General Partner and the Partnership being continued in accordance with Section 6.4, the General Partner with respect to whom such event occurred (the "Retiring General Partner") forthwith ceases to have any rights or powers of a General Partner pursuant to this Agreement and shall be an assignee with only those rights described in Section 7.4 hereof, provided however, upon the death, insanity or incapacity of a General Partner, the Representative (if applicable) of the Retiring General Partner has the same rights as the Retiring General Partner for the purpose of settling his estate or business and is subject to the same limitations, conditions and liabilities as applied to the General Partner whose Interest he is representing; provided further however, that, upon the death, insanity or incapacity of a General Partner, the successor-in-interest to such General Partner may become a substitute General Partner upon the receipt of (a) the consent of the Majority-in-Interests of the other General Partners (specifically excluding the Partnership Interests, if any, then held by the Retiring General Partner or his successor-in-interest), and (b) such General Partner has provided an additional or successor General Partner satisfactory to the Majority-in-Interest of the other General Partners, and (c) an opinion of its counsel (which opinion may or may not be in writing) to the effect that such event would not subject the Partnership to federal income taxation as an association taxable as a corporation and not as a partnership, and would not cause a termination of the Partnership for federal income tax purposes.

         7.3 Transfer or Withdrawal by Limited Partners.

                  (a) Subject to Section 7.3(b), a Limited Partner may at any time transfer or assign (but not mortgage, pledge or otherwise grant a security interest in) his Interest (or any part thereof) to any Person (the "Substitute Limited Partner"), provided that such Limited Partner and the transferee or assignee execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment with respect to such transaction as may be reasonably requested by the General Partner. No Limited Partner may voluntarily resign or withdraw as a limited partner from the Partnership.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, no transferee or assignee of an Interest has any right to become a Substitute Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has sole discretion to refuse to grant such consent.

                  (c) No transfer, assignment or substitution by a Limited Partner which has otherwise been consented to by the General Partner is effective as against the Partnership until the transferee or assignee, and all the Partners, execute all such certificates and other documents and perform all such other acts which the General Partner deems necessary or appropriate for the purpose of admitting such transferee or assignee as a Substitute Limited Partner and to preserve the limited liability status of the Limited Partners in the Partnership after the completion of such transfer, assignment, or substitution under the laws of each jurisdiction in which the Partnership is doing business.

                  (d) Any transfer or assignment of an Interest or substitution of a Limited Partner made in compliance with this Section 7.3 is effective as of the date of such transfer or assignment.

                  (e) Upon the death or incapacity of a Limited Partner, the successor-in-interest to such Limited Partner becomes a transferee or assignee, and does not become a Substitute Limited Partner, except in accordance with the requirements of this Section 7.3.

                  (f) Notwithstanding anything contained in this Agreement to the contrary, no Limited Partner's Interest may be assigned or transferred without an opinion of counsel (which may or may not be in writing) in form and substance satisfactory to the Partnership that: (i) registration is not required under the Securities Act of 1933, as amended or any applicable state securities or real estate syndication laws, and (ii) such assignment or transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws.

                  (g) Each Substitute Limited Partner is to reimburse the Partnership for all fees and expenses incurred by the Partnership with his transfer or admission as a Substitute Limited Partner.

         7.4 Transfer of an Interest Other Than in Compliance with this Agreement. A conveyance (including the granting of a mortgage, pledge or other security interest) by a Partner of his Interest (or any part thereof) in contravention of the terms of this Agreement does not, as against the Partners or the Partnership, entitle the assignee, during the continuance of the Partnership, to interfere in the management or administration of the Partnership's business or affairs, or to require any information or account of Partnership transactions, or to inspect the Partnership's books. It merely entitles the assignee to receive in accordance with his contract the profits to which the assigning Partner would otherwise be entitled. In the case of a dissolution and termination of the Partnership, such assignee is entitled to receive his assignor's Interest and may require an account but only from the date of the last account agreed to by all the Partners.

                                  ARTICLE VIII
                             RECORDS AND ACCOUNTING

         8.1 Books and Records. The books of account, records, and all documents and other writings of the Partnership are to be kept and maintained at the principal office of the Partnership or at such other location as may be designated by the Managing Partner in a notice to all the Limited Partners. Each Partner or his designated representative, upon reasonable notice to the Managing Partner and at its expense, has access to such financial books, records, and documents during reasonable business hours and may inspect and make copies of any of them.

         8.2 Financial Statements. At all times during the continuance of the Partnership, the Managing Partner will keep or cause to be kept full and true books of account in which will be entered fully and accurately each transaction of the Partnership.

         8.3 Bank Accounts. The Managing Partner will open and maintain on behalf of the Partnership bank accounts with such depositories as it determines, in which all monies received by or on behalf of the Partnership will be deposited. All withdrawals from such accounts will be made upon the signature of such Person as the Managing Partner may from time to time designate.

         8.4 Special Elections. Where a distribution of an asset is made in the manner described in Code ss.734(a), or where a sale or exchange of an Interest permitted by this Agreement is made in the manner described in Code ss.743(a), the Managing Partner, in its sole discretion, may file on behalf of the Partnership an election under Code ss.754 in accordance with the procedures set forth in the applicable Treasury Regulations. In the event an election is so filed, the Managing Partner will keep appropriate records to reflect the application of such elections.

         8.5 Tax Returns and Tax Treatment. The Managing Partner will prepare for each Fiscal Year, or other applicable tax period(s) within a Fiscal Year, for the Partnership, a United States Partnership Return of Income, and appropriate state tax returns, which returns will be consistent, and the Managing Partner will file such returns within the time prescribed by law for such filing. The Managing Partner will send a copy of tax form K-1 or any successor or replacement form thereof to each Partner within 90 days after each Fiscal Year, or as soon thereafter as is practicable. The Managing Partner may rely upon all decisions as to accounting matters made by an accountant, except as specifically provided to the contrary herein, and the Managing Partner may rely upon the advice of such accountant as to whether such decisions are in accordance with GAAP or federal income tax law and regulations. The determination of the Managing Partner with respect to the treatment of any item or its allocation for federal, state or local tax purposes, including any election made under Applicable Law, is binding upon all of the Partners so long as such determination is not inconsistent with any express term hereof. Each Partner agrees that, for federal income tax purposes, he will, on his federal income tax (or equivalent) return, treat a partnership item as set forth on the Form K-1 delivered to him pursuant to this Section in a manner which is consistent with the treatment of such partnership item on the

Partnership's United States Partnership Return of Income. In addition, and without abrogating or limiting a Partner's obligation under the immediately preceding sentence, each Partner will promptly deliver to the Partnership a copy of any statement filed by such Partner with the IRS pursuant to Code ss.6222(b) as such statement relates in any manner to the Partnership.

         8.6 Tax Matters Partner.

                  (a) The Managing Partner is the initial Tax Matters Partner of the Partnership. The initial Tax Matters Partner will take such steps as are necessary under Applicable Law to designate himself with the IRS as the Tax Matters Partner for the Partnership. The Tax Matters Partner will perform all duties required by Applicable Law, including the duty to keep each Partner informed of all administrative and judicial proceedings involving the adjustment at the Partnership level of Partnership items to the extent and in the manner provided in the rules and regulations of the United States Treasury Department. Any Partner has the right to participate in any administrative proceeding with the IRS relating to the determination of partnership items at the Partnership level. A Partner may at any time waive such right by a signed notice, in writing, filed with the IRS and a copy of which is delivered to the Partnership. Any settlement with respect to IRS matters made by the Tax Matters Partner with the consent of a Majority-in-Interest of Limited Partners is binding upon all Partners. By his execution of this Agreement, every Partner irrevocably waives any right that he may have under Code ss.6224(c)(3)(B) to file a statement with the IRS providing that the Tax Matters Partner does not have the authority to enter into a settlement agreement with the IRS on behalf of such Partner. Further, by his execution hereof, every Partner (other than the Tax Matters Partner acting in such capacity) irrevocably waives any right that he may have under Code ss.6227(a) to file a request with the IRS for an administrative adjustment of partnership items for any Fiscal Year of the Partnership.

                  (b) The Managing Partner's (and any other General Partner subsequently appointed Tax Matters Partner) designation as Tax Matters Partner terminates upon the happening of any of the following events: (i) an Event of Dissolution with respect to such Tax Matters Partner; (ii) the cessation of such Tax Matters Partner as a General Partner (for any reason); and (iii) the resignation of such Tax Matters Partner as Tax Matters Partner. Once the Tax Matters Partner's designation is terminated hereunder, the terminated Tax Matters Partner is no longer authorized to act as Tax Matters Partner on behalf of the Partnership. A successor Tax Matters Partner is to be appointed by the remaining General Partners. Such successor must be a General Partner and must meet such other criteria as may be imposed by Applicable Law, and, after his appointment as such successor, must take such steps as are necessary under Applicable Law to designate himself with the IRS as the Tax Matters Partner for the Partnership.

                  (c) Except as to any loss or damage as a result of any misrepresentation or the breach of any agreement or covenant contained in this Agreement, the Tax Matters Partner is not liable, responsible or accountable to the Partnership or to the Partners for any loss in connection with any actions taken by the Tax Matters Partner if the Tax Matters Partner acts or omits to act in good faith in its fiduciary capacity. The Partnership (but not the Partners) will indemnify and hold harmless the Tax Matters Partner from any loss, damage or liability due to, or arising out of, any act performed by the Tax Matters Partner in good faith and in its fiduciary capacity within the scope of the authority conferred upon it by this Agreement.

         8.7 Partners Accountable as a Fiduciary. Every Partner must account to the Partnership and the other Partners for any benefit, and hold as trustee for the Partnership and the other Partners any profits derived by him (except as otherwise set forth herein or without the consent of the other Partners) from any transaction connected with the formation, conduct or liquidation of the Partnership or from any use by him of the Partnership's property other than for Partnership business. This Section does not preclude the Liquidating Partner selling any Partnership asset under Section 6.5(a) to a Partner or an Affiliate of a Partner as long as such sale is at fair market value.

         8.8 Right to an Account. Every Partner has the right to a formal account as to the Partnership's affairs:

                  (a) if he is wrongfully excluded from the Partnership's business or the possession of its property by the Partnership or any other Partner in contravention of this Agreement;

                  (b) upon the dissolution and termination of the Partnership;
and

                  (c) as otherwise set forth in this Article.

         8.9 Partnership Property. All property originally contributed to the Partnership, or subsequently acquired by purchase or otherwise by the Partnership, is Partnership property. Unless a contrary intention specifically appears, property acquired with Partnership funds is Partnership property. All property belonging to the Partnership, including real estate, is to be titled in the Partnership's name.

         8.10 Commingling of Assets. Property belonging to the Partnership may not be commingled with assets belonging to Persons other than the Partnership.

         8.11 Rights of the Partners to the Partnership's Assets. A Partner's right in specific Partnership property is not assignable except in connection with the assignment of rights of all the Partners in such property. A Partner's right in specific Partnership property is not subject to attachment or execution except on a claim against the Partnership.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Accounting Terms. All accounting terms not specifically defined herein are to be construed in accordance with GAAP as in effect from time to time.

         9.2 Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the Party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         9.3 Captions. Captions contained in this Agreement and the table of contents preceding this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         9.4 Counterpart Facsimile Execution. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile or telecopy document is to be re-executed in original form by the Parties who executed the facsimile or telecopy document. No Party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         9.5 Counterparts. This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.

         9.6 Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written.

         9.7 Schedule. All of the Schedules attached to this Agreement are deemed incorporated herein by reference.

         9.8 Failure or Delay. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case entitles such Party to any other or further notice or demand in similar or other circumstances.

         9.9 Further Assurances. The Parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         9.10 Governing Law. This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

         9.11 Legal Fees. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such costs and expenses. In the event any Party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another Party, the prevailing Party is entitled to recover its attorneys' fees and expenses.

         9.12 Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (a) when delivered in person, (b) three days after deposited in the United States mail, first class postage prepaid, (c) in the case of telegraph or overnight courier services, one Business Day after delivery to the telegraph company or overnight courier service with payment provided for, or (d) in the case of telex or telecopy or fax, when sent, verification received, in each case addressed to the Partners as set forth on Schedule A, or to such other address as any Party may designate by notice to the other Parties in accordance with the terms of this Section.

         9.13 Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any Party at law, in equity, or otherwise.

         9.14 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         9.15 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         9.16 Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the Parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         9.17 Third-Party Beneficiary. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                            GENERAL PARTNER:


                            R, R, M & C MANAGEMENT CORPORATION, General Partner



                            By: /s/Robert Sands
                                ------------------------------------------------
                                     Robert Sands, President

                                 EXECUTION PAGE
                              FOR LIMITED PARTNERS



         This Execution Page to the Agreement of Limited Partnership of R, R, M & C Group, L.P. is to be attached to and made a part of the Agreement and any counterpart thereof.


                                 /s/Marilyn Sands
                                 ------------------------------
                                  Marilyn Sands
Tax I.D. Number:


                                 /s/Richard Sands
                                 ------------------------------
                                  Richard Sands
Tax I.D. Number:

                                 /s/Robert Sands
                                 ------------------------------
                                  Robert Sands
Tax I.D. Number:



                                 CWC PARTNERSHIP-I


                                 By: /s/Robert Sands
                                     -------------------------------------------
                                          Robert Sands, Managing Partner


                                 By: /s/Richard Sands
                                     -------------------------------------------
                                          Richard Sands, Managing Partner
Tax I.D. Number:

[The Schedules to this Agreement have been intentionally omitted. Such Scdedules will be filed with the SEC upon its request.]